                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             EMERSON ELECTRIC CO.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                        NOTICE OF ANNUAL MEETING OF THE
                                STOCKHOLDERS OF
EMERSON [logo]                EMERSON ELECTRIC CO.

                                                            St. Louis, Missouri
                                                              December 15, 1998

TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

    The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri on Tuesday, February 2, 1999, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on November 24, 1998, will be entitled to vote, for the following purposes:

    1. To elect five directors; and

    2. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                           EMERSON ELECTRIC CO.

                                           By    /s/ Charles F. Knight

                                                 Chairman of the Board

/s/ W. W. Withers

Secretary

    EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                                   IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE SUCH AS A BROKER, PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 24, 1998.

                             EMERSON ELECTRIC CO.

            8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136

                                PROXY STATEMENT

        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 2, 1999

    This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 2, 1999, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 15, 1998.

    If you have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 15, 1999.

    Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless proxies are revoked prior to the voting thereof.

    The close of business on November 24, 1998, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 437,998,156 shares of common stock. The holders of the common stock will be entitled to one vote for each share of common stock held of record on the record date.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 accompanies this proxy statement.

    The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $12,000 plus expenses. In addition, solicitation of proxies may be made by telephone or telegram by directors, officers or regular employees of the Company.

                           I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Five directors of the Company are to be elected for terms ending at the Annual Meeting in 2002, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                 SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                    DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                     SINCE          OWNED<F1><F2><F3>
              --------------------------------                   ---------        -----------------
NOMINEES FOR TERMS ENDING IN 2002

D. C. Farrell, 65...........................................       1989                14,260
  Retired Chairman and Chief Executive Officer of The May
    Department Stores Company, operator of department stores
  He is also a Director of Ralston Purina Company


                                       2

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                 SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                    DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                     SINCE          OWNED<F1><F2><F3>
              --------------------------------                   ---------        -----------------
J. A. Frates, 78............................................        1966                28,756
  Private investor

C. F. Knight, 62............................................        1972             1,930,976
  Chairman of the Board and Chief Executive Officer of
    Emerson
  He is also a Director of Anheuser-Busch Companies, Inc.,
    The British Petroleum Company plc, International
    Business Machines Corp., SBC Communications Inc.

R. B. Loynd, 71.............................................        1987                10,260
  Chairman of the Executive Committee of Furniture Brands
    International Inc., manufacturer and marketer of
    furniture products.
  He is also a Director of Converse Inc.

R. W. Staley, 63............................................        1987<F4>           209,015
  Vice Chairman of Emerson
  He is also a Director of ACE Limited


TO CONTINUE IN OFFICE UNTIL 2001

J. G. Berges, 51............................................        1997               253,943<F5>
  Vice Chairman of Emerson
  He is also a Director of MCN Energy Group Inc.

R. L. Ridgway, 63...........................................        1995                 2,970
  Former Assistant Secretary of State for Europe and Canada
  She is also a Director of Bell Atlantic Corporation, The
    Boeing Company, Minnesota Mining and Manufacturing
    Company, RJR Nabisco Holdings Corp., Sara Lee
    Corporation, Union Carbide Corporation

A. E. Suter, 63.............................................        1989<F4>           281,045
  Senior Vice Chairman and Chief Administrative Officer of
    Emerson
  He is also a Director of Furniture Brands International
    Inc.

W. M. Van Cleve, 69.........................................        1984                34,060<F5>
  Partner of Bryan Cave LLP, lawyers

E. E. Whitacre, Jr., 57.....................................        1990                 4,660
  Chairman and Chief Executive Officer of SBC Communications
    Inc., a diversified communications holding company
  He is also a Director of Anheuser-Busch Companies, Inc.,
    Burlington Northern Santa Fe Corporation, The May
    Department Stores Company


TO CONTINUE IN OFFICE UNTIL 2000

L. L. Browning, Jr., 69.....................................        1969               468,140
  Former Vice Chairman of Emerson
  He is also a Director of Firstar Corporation

A. A. Busch III, 61.........................................        1985                 7,660
  Chairman of the Board and President of Anheuser-Busch
    Companies, Inc., brewery, container manufacturer and
    theme park operator
  He is also a Director of General American Life Insurance
    Company, SBC Communications Inc.


                                       3

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                 SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                    DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                     SINCE          OWNED<F1><F2><F3>
              --------------------------------                   ---------        -----------------
R. B. Horton, 59............................................       1987                  3,622
  Chairman of Railtrack Group plc, which owns and operates
    the infrastructure formerly owned by British Railways
  He is also a Director of Premier Farnell plc, PartnerRe
    Ltd.

G. A. Lodge, 66.............................................       1974                  8,260
  President of InnoCal Management, Inc., a venture capital
    management company

V. R. Loucks, Jr., 64.......................................       1979<F4>              4,260
  Chairman and Chief Executive Officer of Baxter
    International Inc., a global manufacturer and marketer
    of health care products
  He is also a Director of Affymetrix, Inc., Anheuser-Busch
    Companies, Inc., Dun & Bradstreet Corporation, The
    Quaker Oats Company

G. W. Tamke, 51.............................................       1997                265,021
  President and Chief Operating Officer of Emerson

All Directors and Executive Officers as a Group (18
  persons)..................................................                         3,791,616<F6>

-------
<F1> Beneficial ownership of Emerson common stock is stated as of September 15,
     1998. The foregoing table includes all executive officers of the Company named in the Summary Compensation Table except W. J. Galvin, who beneficially owned 174,480 shares. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, except in the case of Mr. Berges shares owned separately by spouses are not included. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except as follows: (i) with respect to the following shares the person named has no investment power:
     Mr. Knight-542,674; Mr. Tamke-138,516; Mr. Suter-102,858; Mr.
     Berges-90,130; Mr. Galvin-72,750; Mr. Staley-20,000; and each non-employee director-1,860; and (ii) with respect to the following shares the person named has no voting power: Mr. Knight-5,825; Mr. Tamke-1,868; Mr. Suter-4,091; Mr. Berges-3,536; Mr. Galvin-5,353; Mr. Staley-5,797.

<F2> Includes the following shares which such persons have or will have within
     60 days after September 15, 1998, the right to acquire upon the exercise of employee stock options: Mr. Knight-147,892; Mr. Tamke-80,014; Mr. Suter-65,672; Mr. Berges-60,022; Mr. Galvin-35,804; Mr. Staley-11,658.

<F3> No person reflected in the table owns more than .5% of the outstanding shares of Emerson common stock.

<F4> Mr. Staley previously served as a director of the Company from April 1978 to February 1982. Mr. Suter previously served as a director from February to June 1987. Mr. Loucks previously served as a director from April 1974 to December 1975.

<F5> Includes 38,924 shares as to which Mr. Berges shares voting and investment power. Includes 15,800 shares held by Mr. Van Cleve as co-trustee of three trusts and a charitable foundation, as to which Mr. Van Cleve shares voting and investment power and disclaims beneficial ownership.

<F6> Includes 423,508 shares of common stock which executive officers have, or will have within 60 days after September 15, 1998, the right to acquire upon exercise of employee stock options. Shares owned as a group repre-sents .86% of the outstanding common stock of the Company. The shares issuable upon exercise of options were deemed to be outstanding for purposes of calculating the percentage of outstanding shares. The total includes 30,006 shares held in employee accounts under the Company's 401(k) savings plans, as to which employees have investment power only.

    Each of the nominees and continuing directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    Ambassador Ridgway was Co-Chair of The Atlantic Council of the United States, a private foreign policy institute, from 1993 to 1996 and was President of the Council from 1989 to 1993.

    Mr. Farrell retired as Chairman and Chief Executive Officer of The May Department Stores Company in April, 1998.

CERTAIN BUSINESS RELATIONSHIPS

    Mr. Van Cleve is a partner and former Chairman of the law firm of Bryan Cave LLP, which firm the Company retained in fiscal 1998 and expects to retain in fiscal 1999.

BOARD OF DIRECTORS AND COMMITTEES

    The members of the Board of Directors are elected to various committees. The standing committees of the Board (and the respective chairmen) are:
Executive Committee (Knight), Audit Committee (Busch), Compensation and Human Resources Committee (Loucks), Finance Committee (Horton), Pension Committee (Lodge) and Public Policy Committee (Whitacre). The Compensation and Human Resources Committee acts as a nominating committee and reviews new director nominees. There were 11 meetings of the Board of Directors during fiscal 1998. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served except Mr. Loucks, who attended 70% of such meetings.

    The functions of the Audit Committee are to review the Company's reports to stockholders with management and the independent auditors to insure that appropriate disclosure is made; appoint the firm of independent auditors to perform the annual audit; review and approve the scope of the independent and internal auditors' work; review the effectiveness of the Company's internal controls; review and approve the fees of the independent auditors and related matters. The Committee met four times in fiscal 1998. The members of the Committee are A. A. Busch III, Chairman, R. B. Loynd, R. L. Ridgway and W. M. Van Cleve.

    The functions of the Compensation and Human Resources Committee are to review and approve the salaries of all officers of the Company; review and approve all salaries above a specified level to be paid to non-officer employees and salaries of all division presidents; grant awards under and administer the Company's stock option and incentive shares plans; review and approve all additional compensation plans; determine if necessary when service by officers and directors with another entity is eligible for indemnification under the Company's Bylaws; monitor the senior management and director succession plans and review new director nominees; and authorize Company contributions to benefit plans, and adopt and terminate benefit plans not the prerogative of management. The Committee met five times in fiscal year 1998. The members of the Committee are V. R. Loucks, Jr., Chairman, D. C. Farrell, J.
A. Frates and E. E. Whitacre, Jr.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid an annual retainer of $30,000 plus an award of restricted shares of Company common stock with a market value on the date of the award of $35,000 and fees of $1,500 plus expenses for attendance at each Board meeting. Such restricted stock does not vest and cannot be sold until the director's retirement or earlier death or resignation. Each committee chairman is currently paid an annual retainer of $5,000, and each committee member is paid $1,250 plus expenses for attendance at each committee meeting.

    Directors may elect to defer all or a part of such cash compensation; such deferred amounts are credited with interest quarterly at the prime rate charged by NationsBank, N.A. Directors in the alternative may elect to have deferred fees converted into units equivalent to shares of Emerson common stock, and their accounts are credited with additional units representing dividend equivalents. All deferred fees are payable only in cash.

    In addition, the Company has a Continuing Compensation Plan for Non-Management Directors. Under this plan, a director who is not an employee of the Company who has served as a director for at least five years will, after the later of termination of service as a director or age 72, receive for life a percentage of the annual fee for directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases by 10% for each additional year of service to 100% for ten years' or more service. In the event that service as a director terminates because of death, the benefit will be paid to the surviving spouse for five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and executive officers are required, pursuant to
Section 16(a) of the Securities Exchange Act of 1934, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange and to furnish copies of such statements to the Company.

    Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 1998 its directors and executive officers complied with all such requirements.

                            EXECUTIVE COMPENSATION

    The following information relates to compensation received or earned by the Company's Chief Executive Officer and each of the other five most highly compensated executive officers of the Company for each of the last three fiscal years of the Company.

                                            SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION<F1>
                                                                       ---------------------------------------------
                                           ANNUAL COMPENSATION                   AWARDS                PAYOUT
                             -----------------------------------------------------------------------------------------------------
                                                                                        SECURITIES       LONG-
                                                             OTHER                      UNDERLYING       TERM            ALL
                                                             ANNUAL      RESTRICTED      OPTIONS/      INCENTIVE        OTHER
         NAME AND            FISCAL                         COMPENSA-      STOCK           SARS          PLAN           COMPEN-
    PRINCIPAL POSITION        YEAR   SALARY($) BONUS($)    TION($)<F2> AWARD(S)($)<F3>     (#)        PAYOUTS($)<F4> SATION($)<F5>
---------------------------  ------  --------- --------    ----------- ---------------  ----------    -------------- -------------
C. F. Knight                  1998   900,000   2,500,000    45,439               0        96,667      11,900,662        66,680
Chairman of the Board and     1997   900,000   1,100,000    48,628               0             0               0        65,301
Chief Executive               1996   900,000   1,100,000    37,462               0             0               0        64,978
Officer<F6><F7>

G. W. Tamke                   1998   550,000     600,000        --       1,136,200             0       1,814,671        31,715
President and Chief           1997   445,000     500,000        --               0        86,264               0        27,920
Operating Officer<F7>

A. E. Suter                   1998   490,000     550,000        --               0        20,000       3,924,739        26,669
Senior Vice Chairman and      1997   490,000     510,000        --               0             0               0        26,512
Chief Administrative          1996   490,000     510,000        --               0             0               0        26,705
Officer<F7>

J. G. Berges                  1998   375,000     475,000        --       1,136,200             0       1,582,551        20,899
Vice Chairman<F7>             1997   315,000     425,000        --               0        30,526               0        17,743

W. J. Galvin                  1998   350,000     420,000        --       1,136,200             0       1,413,707        17,750
Senior Vice                   1997   315,000     360,000        --               0        27,082               0        14,750
President--Finance            1996   300,000     275,000        --               0             0               0        14,031
and Chief Financial Officer

R. W. Staley                  1998   300,000     425,000        --               0        20,000       2,046,792        16,875
Vice Chairman                 1997   300,000     375,000        --               0             0               0        16,250
                              1996   300,000     350,000        --               0             0               0        15,687

--------
<F1> The Company's stock option plans, incentive shares plans and supplemental executive retirement and savings investment plans generally provide for acceleration of vesting in the event of a change in control of the Company.

<F2> Consistent with applicable regulations, certain non-cash compensation need not be reported.

<F3> The number of shares of restricted stock held by the named executive officers at the end of fiscal year 1998, and the aggregate value of such shares, are as follows: C. F. Knight, 542,674 shares having a value of $33,781,457; G. W. Tamke, 138,516 shares having a value of $8,622,621;
     A. E. Suter, 102,858 shares having a value of $6,402,911; J. G. Berges, 90,130 shares having a value of $5,610,593; W. J. Galvin, 72,750 shares having a value of $4,528,688; R. W. Staley, 20,000 shares having a value of $1,245,000. The Company pays dividends on restricted stock. All restricted stock awards have a restriction period and are earned over a period of three to ten years and vest at the end of such period; the shares are payable only if the executive is employed with the Company


                                       6

     and in good standing at the end of the restriction period. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

<F4> Long-term performance awards paid in fiscal year 1998 were based on the achievement of performance objectives over a five-year period.

<F5> Includes for fiscal 1998: (a) the value of the benefit to the named individuals of the remainder of premiums paid by the Company on behalf of the named individuals pursuant to the Company's "split dollar" insurance program in the following amounts: C. F. Knight-$16,680; G. W. Tamke-$5,465; A. E. Suter-$1,669; J. G. Berges-$899 and (b) contributions by the Company on behalf of the named individuals to the Company's matched savings plan in the following amounts: C. F. Knight-$50,000; G. W. Tamke-$26,250; A. E. Suter-$25,000; J. G. Berges-$20,000; W. J.
     Galvin-$17,750; R. W. Staley-$16,875.

<F6> Mr. Knight has an employment agreement, which has a term expiring on
     September 30, 2004, which provides a minimum annual compensation of $900,000 during the term or as long as Mr. Knight remains a senior execu-tive. The agreement also provides for his continued participation in the Company's incentive and benefit plans for the balance of the term, and vesting in the event of his death, disability or retirement or if he is no longer serving as Chief Executive Officer. Under the terms of the agreement, after retirement Mr. Knight will be available at management's request to consult with the Company up to 30 days per year, for a period of not less than 15 years and will be compensated with a daily consulting fee based on his daily salary rate at the time of his retirement. Consistent with Company practice toward other retired executives who serve as consultants, he will also continue to have access to Company facilities and services, including the Company's aircraft, car, driver, financial planning and club memberships subject to certain conditions including not competing with the Company.

<F7> Mr. Knight was also President until March 1997 when Mr. Tamke was elected
     President and Mr. Berges was elected a Vice Chairman. In October 1997 Mr. Tamke was named Chief Operating Officer, succeeding Mr. Suter who was named Chief Administrative Officer.


                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS<F1>
                               ----------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF      % OF TOTAL                                ASSUMED ANNUAL RATES OF
                                SECURITIES    OPTIONS/SARS                            STOCK PRICE APPRECIATION FOR
                                UNDERLYING     GRANTED TO   EXERCISE OR                      OPTION TERM<F2>
                               OPTIONS/SARS   EMPLOYEES IN  BASE PRICE   EXPIRATION  -------------------------------
          NAME                 GRANTED (#)    FISCAL YEAR     ($/SH)        DATE     0% ($)    5% ($)      10% ($)
          ----                 ------------   ------------  -----------  ----------  ------  ----------  -----------
C. F. Knight.............         96,667          9.9          56.81      10/7/07      0     3,453,823    8,752,665
G. W. Tamke..............              0         n/a            n/a         n/a       n/a       n/a          n/a
A. E. Suter..............         20,000          2.1          54.97      11/4/07      0       691,390    1,752,120
J. G. Berges.............              0         n/a            n/a         n/a       n/a       n/a          n/a
W. J. Galvin.............              0         n/a            n/a         n/a       n/a       n/a          n/a
R. W. Staley.............         20,000          2.1          54.97      11/4/07      0       691,390    1,752,120
All Optionees<F3><F4>....        974,256        100.0          57.71      various      0    35 million   90 million
All Stockholders.........            n/a         n/a            n/a         n/a        0    17 billion   43 billion
Optionees' Gain as % of
  All Stockholders'                                                                          less than    less than
  Gain...................            n/a         n/a            n/a         n/a       n/a        1%          1%

-------
<F1> Options were granted at 100% of the market price on the date of grant, become exercisable one-third after one year from the date of grant, an additional one-third after two years from the date of grant, and are exercisable in full after three years from the date of grant.

<F2> The dollar amounts under these columns are the result of calculations at
     0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all stockholders are based on 438.2 million shares outstanding at October 1, 1998 and a per share price of $62.25.

                                   7

<F3> Based on total number of options awarded in fiscal year 1998.

<F4> No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.


                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES
                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT FY-END(#)            AT FY-END($)<F1>
                              SHARES ACQUIRED       VALUE         ---------------------------   ---------------------------
          NAME                ON EXERCISE (#)   REALIZED ($)<F1>  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                ---------------   ----------------  -----------   -------------   -----------   -------------
C. F. Knight............               0                  0         115,670        96,667        4,418,423       450,111
G. W. Tamke.............               0                  0          67,926        57,510        2,057,837       915,664
A. E. Suter.............               0                  0          59,006        20,000        2,262,712       130,000
J. G. Berges............           1,706             78,529          48,141        20,351        1,730,110       340,244
W. J. Galvin............               0                  0          26,777        18,055          802,399       301,858
R. W. Staley............          19,008            921,293           4,992        20,000          228,072       130,000

-------
<F1> The values represent the difference between the exercise price of the options and the market price of the Company's common stock on the date of exercise and at fiscal year-end, respectively.


                            LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                                            ESTIMATED FUTURE
                                                                                              PAYOUTS UNDER
                                                                                                NON-STOCK
                                                                       PERFORMANCE OR       PRICE-BASED PLANS
                                                      NUMBER OF         OTHER PERIOD
                                                     PERFORMANCE      UNTIL MATURATION       TARGET/MAXIMUM
                      NAME                              UNITS            OR PAYOUT            (# OF SHARES)
                      ----                           -----------      ----------------      -----------------
C. F. Knight....................................              0              n/a                    n/a
G. W. Tamke.....................................              0              n/a                    n/a
A. E. Suter.....................................              0              n/a                    n/a
J. G. Berges....................................              0              n/a                    n/a
W. J. Galvin....................................              0              n/a                    n/a
R. W. Staley....................................              0              n/a                    n/a

                              PENSION PLAN TABLE

    The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of service combinations under the Emerson Electric Co. Retirement Plan and a related supplemental executive retirement plan.

                                                             ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                                           ------------------------------------------------------------------------------
AVERAGE ANNUAL                              10 YEARS         15 YEARS         20 YEARS         25 YEARS         35 YEARS
 COMPENSATION                              OF SERVICE       OF SERVICE       OF SERVICE       OF SERVICE       OF SERVICE
--------------                             ----------       ----------       ----------       ----------       ----------
$  600,000...........................       $ 88,444         $132,665         $176,887        $  221,109       $  309,553
 1,100,000...........................        163,444          245,165          326,887           408,609          572,053
 1,600,000...........................        238,444          357,665          476,887           596,109          834,553
 2,100,000...........................        313,444          470,165          626,887           783,609        1,097,053
 2,600,000...........................        388,444          582,665          776,887           971,109        1,359,553
 3,100,000...........................        463,444          695,165          926,887         1,158,609        1,622,053
 3,600,000...........................        538,444          807,665        1,076,887         1,346,109        1,884,553
 4,100,000...........................        613,444          920,165        1,226,887         1,533,609        2,147,053

    Retirement benefits under the plans are computed on the basis of an annuity with five years certain, unless the participant elects another method of payment. The benefit amounts in the Pension Plan Table above have already been adjusted for Social Security (or any other benefits). The dollar amounts in the salary and bonus columns of the Summary Compensation Table above are substantially the same as the compensation covered by the plans, but deferred bonuses may cause such amounts to vary from the amounts shown in the Summary Compensation Table. The credited years of service covered by the plans for each of the persons named in the Summary Compensation Table above are as follows: C.
F. Knight, 26; G. W. Tamke, 10; A. E. Suter, 19; J. G. Berges, 23; W. J. Galvin, 26; R. W. Staley, 23. Payment of the specified retirement benefits is contingent upon continuation of the plan in its present form until the employee retires. The benefits of certain employees may be reduced under the Emerson Electric Co. Retirement Plan to meet the limits of the Internal Revenue Code.

    An employee who is subject to a reduction of benefits under the Internal Revenue Code may be selected to participate in the supplemental executive retirement plan. Participation in the supplemental plan is by award, subject to the sole approval by the Compensation and Human Resources Committee. Of the officers listed above, C. F. Knight, A. E. Suter, W. J. Galvin and R. W. Staley have been selected to participate in the supplemental plan. The estimated total retirement benefits payable at age 65 to C. F. Knight, G. W. Tamke, A. E. Suter, J. G. Berges, W. J. Galvin, and R. W. Staley are 75%, 7%, 29%, 15%, 50% and 33% respectively, of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table. Payment of the retirement benefits from the supplemental plan is contingent upon continuation of the plan in its present form until the employee retires.

           REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee"), composed of four non-employee directors, establishes and administers the executive compensation program for the Company's top executives. The program supports the Company's commitment to enhancing stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short- and long-term objectives. The executive compensation package has uniquely served the Company's stockholders since 1977 by rewarding and motivating executives for the accomplishment of the Company's objectives. The executive compensation program is a focused, well-defined management tool that reinforces the Company's culture and commitment to stockholders.

    The Committee has historically viewed compensation as a total package that includes base salary and variable short- and long-term (performance-based) compensation. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Basic principles underlying the pay programs are the following:

    * Maximize stockholder value.

    * Retain, reward and motivate key executives.

    * Compensate for performance rather than create a sense of entitlement.

    * Reward team results.

    * Build executive stock ownership.

COMPONENTS OF EXECUTIVE COMPENSATION

    To determine the competitive level of total compensation (including total annual cash and long-term incentives), the Committee sets the total pay target in a competitive compensation range as benchmarked against published survey data and data derived through special studies of comparable industries, including those shown in the peer group performance graph.

    TOTAL ANNUAL CASH COMPENSATION: Cash compensation consists of base salary and annual cash incentives (bonuses), with the sum of the two referred to as "Total Cash Compensation." Currently, approximately 1,000 key executives participate in the Total Cash Compensation program. A Total Cash Compensation target, including base salary and incentive, is established for each executive officer position using benchmark survey comparisons. Annual increases, if any, are based on individual merit and Company affordability. The annual incentive opportunity represents from 25% to 60% of total cash compensation. Payment of the annual cash incentive portion is based on the financial performance of the Company versus pre-established targets. The Committee annually establishes and approves short-term financial targets which are important to the Company and its stockholders. Typical targets include sales, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. To a lesser degree, individual performance and potential can be a factor. The relative importance of each target is determined each year by the Committee, and may vary depending upon the Company's financial objectives for that year.

    LONG-TERM COMPENSATION INCENTIVES: Long-term incentive awards, consisting of performance shares, stock options and restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company's longer-term objectives. Long-term programs are paid in stock. The Company's continuing philosophy is that executives are expected to hold the stock earned under the programs. The value of current executive stock holdings is significant, in absolute terms and in relation to base pay, though the Company does not establish specific ownership targets. Long-term plan participation and size of awards are determined by the individual's potential to make significant contributions to the Company's financial results, level of management responsibility and individual performance and potential.

    PERFORMANCE SHARES: The performance shares plan reinforces the Company's five-year objectives and rewards executives for achieving those objectives. The Company has had continuing performance shares programs since 1977. Participation in this program is limited, and only executives who can most directly influence the Company's long-term financial success are included. Awards are denominated in share units, with no dividend payments during the performance period. The Committee approves the performance measures and evaluates the performance of the Company against those measures. Historically, the Company's five-year plans have targeted earnings per share growth objectives and other financial measures deemed appropriate to accomplish the Company's five-year performance targets. The final payout (paid in stock) can range from 0% to 100% of the target award, depending upon the level of achievement of the established financial targets.

    STOCK OPTIONS: The stock option plan provides the long-term focus for a larger group of key employees. Currently, approximately 1,700 key employees are eligible to be considered for participation in the stock option program. Awards are made approximately every three years and are vested one-third each year. Options are granted at 100% of the fair market value of the Company's common stock on the date of grant and expire ten years from the date of grant.

    RESTRICTED STOCK: The restricted stock program was designed primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Participation has been highly selective and limited to a very small group of executives. The Committee views this program as an important management succession planning and retention tool. The restriction period for most awards is ten years.

    The Company's incentive compensation programs are designed to reward executives for achievement of the Company's performance objectives. The plans, as approved by stockholders, are designed to comply with Internal Revenue Code
Section 162(m) to ensure tax deductibility. The Committee considers it important to retain the flexibility to design compensation programs that are in the best interest of the Company and the stockholders.

CEO COMPENSATION

    In making its decisions this year, the Committee considered the Company's very strong performance. In fiscal year 1998, earnings per share increased 10.8% over fiscal year 1997. Over the last five years, the Company has achieved double-digit compound annual growth rates for sales, operating profit, net earnings, earnings per share, and dividends per share. The Committee noted that in the past five years, the Company's compound average annual return to stockholders was 18.9%, exceeding the performance of the Dow Jones Electrical Components and Equipment Index, as shown in the performance graph. In fiscal year 1998, the Company achieved its 41st consecutive year of increased earnings and earnings per share and 42nd consecutive year of increased dividends. This exceptional record of consistent financial performance is shared by no other publicly-traded American industrial manufacturing firm of which the Committee is aware. Mr. Knight has been Chief Executive Officer for 25 years of this extraordinary record of consistency. The Committee's determinations were in recognition of this record of exceptional performance; the continuing value of Mr. Knight's management expertise; his insight into the Company's global strategies, operations and markets; and his key role in the dramatic increase in stockholder value during his term as Chief Executive Officer.

    For fiscal year 1998, Mr. Knight received a base salary of $900,000 and was awarded a bonus of $2,500,000 as the Company's financial performance for fiscal year 1998 exceeded the target previously set by the Committee under the terms of the Annual Incentive Plan approved by stockholders. Mr. Knight also was awarded 96,667 stock options as part of the Company's normal cycle of stock option awards. Mr. Knight's employment contract is described in footnote 6 to the Summary Compensation Table.

                                    Compensation and Human Resources Committee
                                         V. R. Loucks, Jr., Chairman
                                         D. C. Farrell
                                         J. A. Frates
                                         E. E. Whitacre, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company except J. A. Frates, who was chief executive officer of Ridge Tool Company when it was acquired by the Company in 1966 and for approximately two years thereafter.

    A. E. Suter, a director and executive officer of the Company, served as a director and member of the Executive Compensation and Stock Option Committee of Furniture Brands International Inc. during the last fiscal year, and R. B. Loynd, Chairman of the Executive Committee of Furniture Brands International Inc., served as a director of the Company.

                               PERFORMANCE GRAPH

    The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the Dow Jones Electrical Components and Equipment Index (DJEE) for the five-year period ended September 30, 1998.

                          [GRAPH]

           1993   1994   1995   1996   1997   1998   CAGR<F*>
           ----   ----   ----   ----   ----   ----   --------
EMERSON    $100   $104   $128   $165   $216   $238    18.9%
S&P 500     100    104    134    162    227    248    19.9
DJEE        100    108    126    158    210    202    15.1

<F*>Compound Annual Growth Rate

                                  II. VOTING

    The affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1999 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                           III. INDEPENDENT AUDITORS

    KPMG Peat Marwick LLP was the auditor for the fiscal year ended September 30, 1998, and the Audit Committee has selected it as auditor for the year ending September 30, 1999. A representative of KPMG Peat Marwick LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                           IV. STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting scheduled to be held on February 1, 2000, must be received by the Company by August 17, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

    In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made) or between October 3 and November 2, 1999 for the 2000 Annual Meeting. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

EMERSON [logo]
                             EMERSON ELECTRIC CO.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned does hereby appoint C. F. KNIGHT, W. W. WITHERS, and H. M. SMITH, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 2, 1999, commencing at 10:00 A.M., St. Louis Time, at the office of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

----------------------------------------------------------------------------
                             FOLD AND DETACH HERE







                IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN
                    THE PROXY ABOVE AS SOON AS POSSIBLE. BY
                    DOING SO, YOU MAY SAVE THE COMPANY THE
                      EXPENSE OF ADDITIONAL SOLICITATION.

                                                         Please mark
                                                        your vote as
                                                        indicated in
                                                        this sample   /X/

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. ELECTION OF DIRECTORS

                FOR                              WITHHOLD AUTHORITY
     all nominees listed below                 to vote for all nominees
     (except as marked to the                       listed below
          contrary below)

                / /                                      / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

    D. C. Farrell, J. A. Frates, C. F. Knight, R. B. Loynd, R. W. Staley



                   I PLAN TO ATTEND THE ANNUAL MEETING.

                                    / /

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and accompanying Proxy Statement, each dated December 15, 1998.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY
                         WILL BE VOTED FOR PROPOSAL 1.



SIGNATURE                   SIGNATURE                      DATE
         -------------------          ---------------------    --------------
(IF STOCK IS OWNED IN JOINT NAMES ALL OWNERS MUST SIGN).

-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                 Emerson [logo]


                                ADMISSION TICKET

                        Annual Meeting of Stockholders

                           Tuesday, February 2, 1999
                                  10:00 A.M.
                       Emerson Electric Co. Headquarters
                           8000 W. Florissant Avenue
                              St. Louis, MO 63136


                        ==================================
                            PLEASE PRESENT THIS TICKET
                           AT THE REGISTRATION DESK
                                 UPON ARRIVAL
                        ==================================

  NON-TRANSFERABLE

EMERSON [logo]
                             EMERSON ELECTRIC CO.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned does hereby appoint C. F. KNIGHT, W. W. WITHERS, and H. M. SMITH, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 2, 1999, commencing at 10:00 A.M., St. Louis Time, at the office of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                  A REMINDER

    We have previously sent to you proxy soliciting material relating to the Annual Meeting of Stockholders to be held on February 2, 1999.

    According to our latest records, we have not as yet received your proxy. The time before the meeting is short and many of our shares are held in small amounts. Your signed proxy will be helpful, whether your holding is large or small, and will aid us in avoiding further expense and delay.

    A return envelope is enclosed for your convenience.

    Thank you for your cooperation.

                 IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN
                    THE PROXY ABOVE AS SOON AS POSSIBLE. BY
                    DOING SO, YOU MAY SAVE THE COMPANY THE
                      EXPENSE OF ADDITIONAL SOLICITATION.

                                                         Please mark
                                                        your vote as
                                                        indicated in
                                                        this sample   /X/

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. ELECTION OF DIRECTORS

                FOR                              WITHHOLD AUTHORITY
     all nominees listed below                 to vote for all nominees
     (except as marked to the                       listed below
          contrary below)

                / /                                      / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

    D. C. Farrell, J. A. Frates, C. F. Knight, R. B. Loynd, R. W. Staley



                   I PLAN TO ATTEND THE ANNUAL MEETING.

                                    / /

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and accompanying Proxy Statement, each dated December 15, 1998.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY
                         WILL BE VOTED FOR PROPOSAL 1.



SIGNATURE                   SIGNATURE                      DATE
         -------------------          ---------------------    --------------
(IF STOCK IS OWNED IN JOINT NAMES ALL OWNERS MUST SIGN).

-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                 Emerson [logo]


                                ADMISSION TICKET

                        Annual Meeting of Stockholders

                           Tuesday, February 2, 1999
                                  10:00 A.M.
                       Emerson Electric Co. Headquarters
                           8000 W. Florissant Avenue
                              St. Louis, MO 63136


                        ==================================
                            PLEASE PRESENT THIS TICKET
                           AT THE REGISTRATION DESK
                                 UPON ARRIVAL
                        ==================================

  NON-TRANSFERABLE

                                   APPENDIX

     Page 12 of the printed proxy contains a Performance Graph comparing cumulative total returns for the five year period ended September 30, 1998. The information contained in said graph is depicted in the table immediately following the graph.